UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2015

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation)	File Number)	No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed, on January 1, 2015, Hilltop Holdings Inc. (the “Company”) completed its acquisition of SWS Group, Inc. (“SWS”) in a stock and cash transaction, whereby SWS merged with and into Hilltop Securities Holdings LLC (formerly Peruna LLC), a wholly owned subsidiary of the Company (the “Merger”). This Current Report on Form 8-K/A (Amendment No. 1) (this “Amended 8-K”) amends and supplements the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 2, 2015 to include under Item 9.01 the required financial statements of businesses acquired and pro forma financial information relating to the Merger.

Section 9 – Financial Statements and Exhibits

Item 9.01.                Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired.

The audited consolidated financial statements of SWS as of June 30, 2014 and 2013 and for each of the three years in the period ended June 30, 2014 and notes thereto, are filed as Exhibit 99.1 to this Amended 8-K, and are incorporated herein.

The unaudited consolidated interim financial statements of SWS as of September 30, 2014 and for the three months ended September 30, 2014 and 2013 and notes thereto, are filed as Exhibit 99.2 to this Amended 8-K, and are incorporated herein.

(b)         Pro Forma Financial Information.

In connection with the recently completed Merger, the unaudited pro forma condensed combined financial statements of the Company are furnished as Exhibit 99.3 to this Amended 8-K, and are incorporated herein.

INDEX TO EXHIBITS

Exhibit No.	Description

23.1*	Consent of Grant Thornton LLP.

99.1*

Audited consolidated financial statements of SWS Group, Inc. as of June 30, 2014 and 2013 and for each of the three years in the period ended June 30, 2014 and notes to audited consolidated financial statements.

99.2*

Unaudited consolidated interim financial statements of SWS Group, Inc. as of September 30, 2014 and for the three months ended September 30, 2014 and 2013 and notes to unaudited consolidated interim financial statements.

99.3*	Unaudited pro forma condensed combined financial statements.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	February 26, 2015	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	EVP, General Counsel & Secretary